EXHIBIT (99)(a)

NEWS RELEASE

January 27, 2010
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $631,000 or $0.11 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended December 31, 2009 as compared to $397,000, or $0.07 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for $348,000 in dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended December 31, 2009 was $283,000, or $0.05 basic and diluted net earnings per common share.  Net earnings from recurring operations for the three months ended December 31, 2009 were $613,000, or $0.11 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to fourth quarter 2008 net earnings from recurring operations of $588,000 or $0.11 basic and diluted net earnings per share.  Tony W. Wolfe, President and Chief Executive Officer, stated that he was pleased to report that Peoples Bancorp was profitable for the quarter and the year ended December 31, 2009.  Mr. Wolfe also pointed out that this was the first time since the third quarter 2007 that the Company has reported higher earnings than the same quarter in the prior year.  He attributed the increase in fourth quarter earnings to increases in net interest income and non-interest income combined with a decrease in non-interest expense, which were partially offset by an increase in provision for loan losses.

Year-to-date net earnings as of December 31, 2009 was $2.9 million, or $0.53 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $6.4 million, or $1.14 basic net earnings per share and $1.13 diluted net earnings per share, for the same period one year ago.  After adjusting for $1.2 million in dividends and accretion on preferred stock, net earnings available to common shareholders for the year ended December 31, 2009 were $1.7 million, or $0.30 basic and diluted net earnings per common share.  Net earnings from recurring operations for the year ended December 31, 2009 was $2.5 million, or $0.46 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to net earnings from recurring operations of $6.7 million, or $1.20 basic net earnings per share and $1.19 diluted net earnings per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity was $99.2 million, or 9.48% of total assets, at December 31, 2009 as compared to $101.1 million, or 10.44% of total assets, at December 31, 2008, a decrease of $1.9 million.  This decrease is primarily due to a reduction in accumulated other comprehensive income resulting from maturities of interest rate derivative contracts in 2009.

Net interest income was $8.5 million for the three-month period ended December 31, 2009 compared to $8.1 million for the same period one year ago.  This increase in net interest income is primarily due to a reduction in interest expense due to a decrease in the cost of funds for time deposits.  Net interest income after the provision for loan losses decreased 5% to $5.1 million during the fourth quarter of 2009, compared to $5.4 million for the same period one year ago.  The provision for loan losses for the

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE TWO

three months ended December 31, 2009 was $3.4 million as compared to $2.7 million for the same period one year ago, primarily attributable to a $2.0 million increase in net charge-offs during fourth quarter 2009 compared to fourth quarter 2008.

Recurring non-interest income amounted to $2.8 million for the three months ended December 31, 2009 and December 31, 2008.  Non-recurring gains of $22,000 for the three months ended December 31, 2009 were due to gains on the disposition of assets.  Non-recurring losses of $180,000 for the three months ended December 31, 2008 were due to a $153,000 loss on the disposition of assets and a $27,000 loss on the sale of securities.

Non-interest expense decreased 4% to $7.2 million for the three months ended December 30, 2009, as compared to $7.6 million for the same period last year.  The decrease in non-interest expense included a decrease of $232,000 or 6% in salaries and benefits expense primarily due to a $108,000 decrease in incentive expense and a decrease of $142,000 or 6% in non-interest expenses other than salary, employee benefits and occupancy expenses.  The decrease in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to a decrease of $112,000 in consulting expense, a decrease of $85,000 in office supplies expense and a decrease of $72,000 in debit card expense.

Year-to-date net interest income as of December 31, 2009 increased to $32.9 million compared to $32.8 million for the same period one year ago.   This increase is primarily attributable to a reduction in interest expense due to a decrease in the cost of funds for time deposits.   Net interest income after the provision for loan losses decreased 20% to $22.3 million for the year ended December 31, 2009, compared to $28.0 million for the same period one year ago.  The provision for loan losses for the year ended December 31, 2009 was $10.5 million as compared to $4.8 million for the same period one year ago, primarily attributable to an increase in non-performing assets and a $3.3 million increase in net charge-offs during the year ended December 31, 2009 compared to the same period last year.  Net charge-offs during the year ended December 31, 2009 included $1.7 on construction and acquisition and development loans, $3.2 million on mortgage loans and $1.2 million on non-real estate loans, which included $587,000 on commercial loans.

Recurring non-interest income increased 2% to $11.2 million for the year ended December 31, 2009, as compared to $11.0 million for the same period one year ago.  The increase in recurring non-interest income is primarily due to a $167,000 increase in mortgage banking income resulting from increased mortgage loan demand.  Net non-recurring gains of $574,000 for the year ended December 31, 2009 included a $1.8 million gain on sale of securities, which was partially offset by write-downs of three securities totaling $723,000.  This $1.1 million net gain on the sale and write-down of securities for the year ended December 31, 2009 was partially offset by a $498,000 net loss on the disposition of assets.  Net non-recurring losses of $456,000 for the year ended December 31, 2008 were due to a $167,000 loss on the sale of securities and a $289,000 net loss on the disposition of assets.

Non-interest expense increased 3% to $29.9 million for the year ended December 31, 2009, as compared to $28.9 million for the same period last year. The increase in non-interest expense included an increase of $380,000 or 8% in occupancy expense due to an increase in furniture and equipment expense and a net increase of $1.0 million or 12% in non-interest expenses other than salary, employee benefits and occupancy expenses due to a $1.2 million increase in FDIC insurance expense due to an increase in 2009 FDIC insurance assessment rates combined with a $453,000 FDIC insurance special assessment paid in September 2009.

Total assets as of December 31, 2009 amounted to $1.0 billion, an increase of 8% compared to total assets of $968.8 million at December 31, 2008.  This increase is primarily attributable to an increase in investment securities available for sale.  Available for sale securities increased 56% to $195.1 million as of December 31, 2009 compared to $124.9 million as of December 31, 2008 primarily due to $87.9 million in securities purchased in a leverage transaction used to offset the cost of the Company’s CPP dividend.  Total loans amounted to $778.1 million as of December 31, 2009 compared to $781.2 million as of December 31, 2008.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS – PAGE THREE

Non-performing assets decreased 1% to $28.8 million or 2.74% of total assets at December 31, 2009, compared to $29.1 million or 2.79% of total assets at September 30, 2009 primarily due to a $1.2 million decrease in non-accrual loans.  Non-performing assets amounted to $14.2 million or 1.47% of total assets at December 31, 2008.  Non-performing loans include $4.8 million in construction and acquisition and development loans, $18.3 million in commercial and residential mortgage loans and $1.7 million in other loans at December 31, 2009 as compared to $5.7 million in construction and acquisition and development loans, $18.6 million in commercial and residential mortgage loans and $1.1 million in other loans as of September 30, 2009.  The allowance for loan losses at December 31, 2009 amounted to $15.4 million or 1.98% of total loans compared to $11.0 million or 1.41% of total loans at December 31, 2008.

Deposits amounted to $809.3 million as of December 31, 2009, representing an increase of 12% over deposits of $721.1 million at December 31, 2008.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $71.8 million or 14% to $569.0 million at December 31, 2009 as compared to $497.2 million at December 31, 2008.  Certificates of deposit in amounts greater than $100,000 or more totaled $233.1 million at December 31, 2009 as compared to $220.4 million at December 31, 2008.  This increase is primarily due to a $10.8 million increase in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS) as of December 31, 2009 compared to December 31, 2008.

Securities sold under agreement to repurchase amounted to $36.9 million at December 31, 2009 as compared to $37.5 million at December 31, 2008.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2008.

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
December 31, 2009 and December 31, 2008
(Dollars in thousands)

	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS:
Cash and due from banks	$29,633	$19,743
Interest bearing deposits	5,052	1,453
Federal funds sold	-	6,733
Cash and cash equivalents	34,685	27,929

Investment securities available for sale	195,115	124,916
Other investments	6,346	6,303
Total securities	201,461	131,219

Mortgage loans held for sale	2,840	-

Loans	778,056	781,188
Less: Allowance for loan losses	(15,413)	(11,025)
Net loans	762,643	770,163

Premises and equipment, net	17,947	18,297
Cash surrender value of life insurance	7,282	7,019
Accrued interest receivable and other assets	21,636	14,135
Total assets	$1,048,494	$968,762

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$117,636	$104,448
NOW, MMDA & Savings	290,273	210,058
Time, $100,000 or more	233,142	220,374
Other time	168,292	186,182
Total deposits	809,343	721,062

Demand notes payable to U.S. Treasury	636	1,600
Securities sold under agreement to repurchase	36,876	37,501
Short-term Federal Reserve Bank borrowings	-	5,000
FHLB borrowings	77,000	77,000
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	4,797	4,852
Total liabilities	949,271	867,634

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2009 and 2008	24,476	24,350
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2009 and 2008	48,269	48,269
Retained earnings	23,573	22,985
Accumulated other comprehensive income	2,905	5,524
Total shareholders' equity	99,223	101,128

Total liabilities and shareholders' equity	$1,048,494	$968,762

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2009 and 2008
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,608	$12,197	$43,211	$50,604
Interest on federal funds sold	-	3	1	55
Interest on investment securities:
U.S. Government sponsored enterprises	1,514	1,087	5,461	4,392
States and political subdivisions	376	237	1,242	904
Other	32	52	122	367
Total interest income	12,530	13,576	50,037	56,322

INTEREST EXPENSE:
NOW, MMDA & savings deposits	899	734	2,965	3,249
Time deposits	2,018	3,541	9,687	15,008
FHLB borrowings	911	894	3,577	3,616
Junior subordinated debentures	101	227	546	1,016
Other	100	124	412	637
Total interest expense	4,029	5,520	17,187	23,526

NET INTEREST INCOME	8,501	8,056	32,850	32,796
PROVISION FOR LOAN LOSSES	3,379	2,687	10,535	4,794
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,122	5,369	22,315	28,002

NON-INTEREST INCOME:
Service charges	1,479	1,389	5,573	5,203
Other service charges and fees	490	557	2,058	2,399
Gain (loss) on sale and write-down of securities	-	(27)	1,072	(167)
Mortgage banking income	194	134	827	660
Insurance and brokerage commission	128	96	414	426
Miscellaneous	592	431	1,879	1,974
Total non-interest income	2,883	2,580	11,823	10,495

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,527	3,760	14,758	15,194
Occupancy	1,419	1,377	5,409	5,029
Other	2,295	2,435	9,716	8,670
Total non-interest expense	7,241	7,572	29,883	28,893

EARNINGS BEFORE INCOME TAXES	764	377	4,255	9,604
INCOME TAXES	133	(20)	1,339	3,213

NET EARNINGS	631	397	2,916	6,391

Dividends and accretion on preferred stock	348	-	1,246	-

NET EARNINGS (LOSS) AVAILABLE TO
COMMON SHAREHOLDERS	$283	$397	$1,670	$6,391

PER COMMON SHARE AMOUNTS
Basic net earnings (loss)	$0.05	$0.07	$0.30	$1.14
Diluted net earnings (loss)	$0.05	$0.07	$0.30	$1.13
Cash dividends	$0.02	$0.12	$0.26	$0.48
Book value	$13.37	$13.73	$13.37	$13.73

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2009 and 2008
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$189,232	$115,717	$161,135	$115,852
Loans	781,617	774,496	782,465	747,203
Earning assets	981,359	905,943	956,680	876,425
Assets	1,053,448	957,735	1,016,252	929,799
Deposits	811,451	744,996	772,075	720,919
Shareholders' equity	100,012	76,258	101,162	76,241

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.54%	3.62%	3.53%	3.83%
Return of average assets	0.24%	0.17%	0.29%	0.69%
Return on average shareholders' equity	2.51%	2.08%	2.88%	8.38%
Shareholders' equity to total assets (period end)	9.46%	10.44%	9.46%	10.44%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$15,474	$9,763	$11,026	$9,103
Provision for loan losses	3,379	2,687	10,535	4,794
Charge-offs	(3,504)	(1,480)	(6,670)	(3,147)
Recoveries	64	55	522	275
Balance, end of period	$15,413	$11,025	$15,413	$11,025

ASSET QUALITY:
Non-accrual loans			$22,789	$11,815
90 days past due and still accruing			1,977	514
Other real estate owned			3,997	1,867
Total non-performing assets			$28,763	$14,196
Non-performing assets to total assets			2.74%	1.47%
Allowance for loan losses to non-performing assets			53.59%	77.67%
Allowance for loan losses to total loans			1.98%	1.41%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	12/31/2009	12/31/2008
Risk Grade 1 (excellent quality)	3.52%	4.08%
Risk Grade 2 (high quality)	16.34%	17.95%
Risk Grade 3 (good quality)	51.12%	63.08%
Risk Grade 4 (management attention)	17.16%	10.42%
Risk Grade 5 (watch)	7.43%	2.14%
Risk Grade 6 (substandard)	1.45%	0.80%
Risk Grade 7 (low substandard)	0.04%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At December 31, 2009 there were sixteen relationships exceeding $1.0 million (which totaled $33.6 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade (which totaled $8.5 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)